UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2022

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

150 Pierce Rd., Itasca, IL 60143
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 871-6408

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2022, Kingsway Financial Services, Inc. (the “Company”) held its 2022 annual meeting of stockholders. At the annual meeting, the Company’s stockholders considered three matters, each of which is described more fully in the proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on April 7, 2022.  A total of 20,578,677 shares of the Company’s common stock were represented in person or by proxy at the annual meeting, which represented approximately 87.07% of the Company’s total outstanding shares of common stock entitled to vote at the annual meeting.

The vote results on the matters presented at the annual meeting are set forth below:

Proposal 1 — Election of Directors. All of the nominees for election to the Company’s Board of Directors were elected upon the following votes:

Directors	For	Withheld	Broker Non-Votes
John T. Fitzgerald	16,401,271	135,435	4,041,971
Gregory P. Hannon	15,955,275	581,431	4,041,971
Terence M. Kavanagh	16,479,075	57,631	4,041,971
Doug Levine	15,984,245	552,461	4,041,971
Corissa B. Porcelli	16,404,966	131,740	4,041,971
Joseph D. Stilwell	16,372,772	163,934	4,041,971

Proposal 2 — Ratification of the appointment Plante & Moran, PLLC to serve as the Company’s independent registered public accounting firm for 2022 was approved upon the following vote:

For	Against	Abstain	Broker Non-Votes
20,179,741	398,272	664	0

Proposal 3 — Nonbinding advisory vote to approve named executive officer compensation was approved upon the following vote:

For	Against	Abstain	Broker Non-Votes
15,188,290	1,336,488	11,928	4,041,971

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date: May 20, 2022	By:	/s/ Kent A. Hansen
Kent A. Hansen
Chief Financial Officer